UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2011

MINERALS TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11430	25-1190717

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue, New York, NY	10017-6707

(Address of principal executive offices)	(Zip Code)

(212) 878-1800

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of a Matter to a Vote of Security Holders.

On May 18, 2011, the Annual Meeting of Stockholders of Minerals Technologies Inc. (the “Company”) was held.  A total of 17,480,800 shares were represented in person or by proxy, or 95.68% of the eligible voting shares.  The matters voted upon and the results of the vote were as follows:

Item 1.  The three nominees for election to the Board of Directors named in the 2011 Proxy Statement were elected, each for a three-year term, based upon the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Paula H. J. Cholmondeley	15,244,893	1,752,223	483,684
Duane R. Dunham	16,370,153	626,963	483,684
Steven J. Golub	16,397,164	599,952	483,684

Item 2.  The proposal to ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the 2011 fiscal year received the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
16,345,902	1,128,349	6,549	(0)

Item 3.  The proposal to approve, on an advisory basis, executive compensation was based upon the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
15,692,242	1,028,317	276,557	483,684

Item 4.  The proposal on the frequency of future advisory votes on executive compensation received the following votes:

Votes For 3 Years	Votes For 2 Years	Votes For 1 Year	Votes Abstained	Broker Non-Votes
4,332,831	175,995	12,218,770	269,520	483,684

Item 8.01                      Other Events.

On May 17, 2011, the Company issued a press release announcing that on May 18, 2010 its Board of Directors had declared a regular quarterly dividend of $0.05 per share on the Company's common stock.  The dividend is payable on June 15, 2011 to stockholders of record on May 31, 2011.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits

          99.1  Press Release Dated May 17, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERALS TECHNOLOGIES INC.
(Registrant)

	By:	/s/ Thomas J. Meek

	Name:	Thomas J. Meek
	Title:	Vice President, General Counsel and Secretary

Date: May 20, 2011

MINERALS TECHNOLOGIES INC.
EXHIBIT INDEX

Exhibit No. __________	Subject Matter ____________________________________________________________

99.1	Press Release dated May 17, 2011